                                                               Exhibit (a)(3)

                           CASELLA WASTE SYSTEMS, INC.

                                  ELECTION FORM

              Pursuant to the Offer to Exchange Dated July 2, 2001

/ / I wish to offer for exchange the option listed below where I have placed an "X" in the box corresponding to that option. I understand that if my offer is accepted I will receive a new option to purchase one share of common stock for every two shares of common stock issuable upon the exercise of a surrendered option, as more fully explained in the Offer to Exchange.

                                                                                    NUMBER OF
                                                                                    SHARES
         CHECK BOX IF           PLAN UNDER WHICH                     EXERCISE       ISSUABLE      NEW NUMBER OF
         YOU WISH TO            ELIGIBLE OPTION                      PRICE OF       UNDER         SHARES ISSUABLE
         OFFER THE OPTION       WAS                GRANT DATE OF     ELIGIBLE       ELIGIBLE      UNDER NEW
         BELOW FOR EXCHANGE     GRANTED            ELIGIBLE OPTION   OPTION         OPTION        OPTION*
         --------------------   -----------------  ---------------   ---------      ----------    ----------------

         / /



         * The exercise price will equal the closing price of our Class A common stock as quoted on the Nasdaq National Market on the new grant date. Each new option will be issued under the Casella Waste Systems, Inc. Amended and Restated 1997 Stock Incentive Plan.


/ /      I do not wish to offer for exchange any eligible options.


         Please complete and sign this form and return it to Priscilla Hughes or Mary Mullin with each option agreement you are seeking to exchange for new options.

                                                       Date:              , 2001
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Signature

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Print Name


THIS FORM MUST BE RECEIVED BEFORE 12:00 MIDNIGHT, RUTLAND, VERMONT TIME, ON JULY 31, 2001.